TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.6
TERMINAL SERVICES AGREEMENT
THIS TERMINAL SERVICES AGREEMENT is made and entered into as of the Effective Date by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”) and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”).
Recitals
WHEREAS, Carrier owns certain terminal facilities suitable for receiving refined petroleum products, handling and storing such refined petroleum products, and delivering such refined petroleum products into pipelines and transport trucks at Wichita, Kansas (the “Wichita North Terminal”) Kansas City, Kansas (the “Kansas City Terminal”), Paola, Kansas (the “Paola Terminal”), Jefferson City, Missouri (the “Jeff City Terminal”) and Cahokia, Illinois (the “East St. Louis Terminal”) (the Wichita North Terminal, Kansas City Terminal, Paola Terminal, and East St. Louis Terminal are generally referred to individually as a “Terminal” or collectively as the “Terminals”);
WHEREAS, Company intends to deliver refined petroleum products to the Terminals and desires to have such refined petroleum products stored, handled and delivered into pipelines or transport trucks, as applicable, and Carrier desires to provide such services for Company, all upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Carrier and Company agree as follows:
Article I.    Defined Terms
Section 1.01    Defined Terms. The following definitions shall for all purposes apply to the capitalized terms used in this Agreement:

(a)
“Agreement” means this Terminal Services Agreement, together with all exhibits attached hereto, as the same may be extended, supplemented or restated from time to time in accordance with the provisions hereof.

(b)	“Argus” means Argus Media Ltd. or any of its subsidiaries.

(c)	“Barrel” means 42 Gallons.

(d)	“Base Throughput Fee” has the meaning set forth on Exhibit B.

(e)	“Biodiesel Blending Deficiency Payment” has the meaning set forth in Section 3.03(b).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(f)	“Borger Products Facility” means the Rocky Station facility owned by Phillips 66 Pipeline LLC in Borger, Texas.

(g)	“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Texas.

(h)	“Butane” shall mean butane meeting the specifications set forth in Exhibit D, subject to Section 8.05.

(i)	“Calendar Quarter” means a period of three consecutive Months beginning on the first Day of each of January, April, July and October.

(j)	“Carrier” has the meaning set forth in the introductory paragraph.

(k)	“Carrier Affiliated Parties” means Carrier, Phillips 66 Partners LP and its and their respective contractors, directors, officers, employees and agents.

(l)
“Claims” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

(m)	“Commitment” means the Minimum Quarterly Truck Rack Commitment, Minimum Quarterly Biodiesel Commitment, or Minimum Quarterly Ethanol Commitment, as applicable.

(n)	“Commodity” or “Commodities” means any of the commodities identified in Exhibit A.

(o)	“Company” has the meaning set forth in the introductory paragraph.

(p)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

(q)	“Day” means the period of time commencing at 0000 hours on one calendar day and running until, but not including, 0000 hours on the next calendar day, according to local time in Houston, Texas.

(r)	“Effective Date” means March 1, 2014.

(s)	“Ethanol Blending Deficiency Payment” has the meaning set forth in Section 3.02(b).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(t)
“Force Majeure” means: (i) acts of God, fires, floods or storms; (ii) compliance with orders of courts or Governmental Authorities; (iii) explosions, wars, terrorist acts or riots; (iv) inability to obtain or unavoidable delays in obtaining material or equipment; (v) accidental disruption of service; (vi) events or circumstances similar to the foregoing (including inability to obtain or unavoidable delays in obtaining material or equipment and disruption of service provided by third parties) that prevent a Party’s ability to perform its obligations under this Agreement, to the extent that such events or circumstances are beyond the Party’s reasonable control and could not have been prevented by the Party’s due diligence; (vii) strikes, lockouts or other industrial disturbances; and (viii) breakdown of refinery facilities, machinery, storage tanks or pipelines irrespective of the cause thereof.

(u)	“Gallon” means a United States gallon of two hundred thirty-one cubic inches of liquid at 60º Fahrenheit, and at the equivalent vapor pressure of the liquid.

(v)
“Governmental Authority” means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

(w)	“IIC” means a mutually acceptable independent inspection company.

(x)	“Initial Term” has the meaning set forth in Section 2.01.

(y)	“LAC” has the meaning set forth in Section 8.01.

(z)
“Law” means all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes and ordinances issued by any Governmental Authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

(aa)	“Minimum Quarterly Biodiesel Commitment” has the meaning set forth in Section 3.03(a).

(bb)	“Minimum Quarterly Ethanol Commitment” has the meaning set forth in Section 3.02(a).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(cc)	“Minimum Quarterly Truck Rack Commitment” has the meaning set forth in Section 3.01(a).

(dd)
“Month” or “Monthly” means a calendar month commencing at 0000 hours on the first Day thereof and running until, but not including, 0000 hours on the first Day of the following calendar month, according to local time in Houston, Texas.

(ee)
“Non-Conforming Commodity” means any Commodity that fails to meet specifications established by Carrier for pipeline transportation of that Commodity (or in the absence of Carrier specifications, specifications established by Phillips 66 Pipeline LLC for such Commodity).

(ff)	“Normal Business Hours” means the period of time commencing at 0800 hours on one Day and running until 1700 hours on the same Day, according to local time in Houston, Texas.

(gg)	“Notice” means any notice, request, instruction, correspondence or other communication permitted or required to be given under this Agreement.

(hh)	“Parties” means Carrier and Company, collectively.

(ii)
“Partnership Change in Control” means Phillips 66 ceases to Control the general partner of Phillips 66 Partners LP by virtue of any affiliate of Phillips 66 being removed as the general partner of Phillips 66 Partners LP under the terms of the limited partnership agreement of Phillips 66 Partners LP.

(jj)	“Party” means Carrier or Company, individually.

(kk)
“Person” means, without limitation, an individual, corporation (including a non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority, and shall include any successor (by merger or otherwise) of such entity.

(ll)	“Ponca City Refinery” means the refinery owned by Phillips 66 located at Ponca City, Oklahoma.

(mm)	“PPI-FG” has the meaning set forth in Section 4.03.

(nn)	“Product” means any commodity owned by Company at the Kansas City Terminal, including gasoline.

(oo)	“Proportionate Share” has the meaning set forth in Section 10.01.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(pp)	“Regular Terminal Operating Hours” means 24 hours per Day, 7 Days per week.

(qq)	“Renewal Term” has the meaning set forth in Section 2.01.

(rr)	“Scheduled Charges” means those fees payable by Company for the services provided by Carrier hereunder, as set forth in Exhibit B.

(ss)	“Storage Gain” has the meaning set forth in Section 10.01.

(tt)	“Storage Loss” has the meaning set forth in Section 10.01.

(uu)	“Storage Variation” has the meaning set forth in Section 10.01.

(vv)	“Tanks” means the storage tanks and all appurtenant and associated pipelines and pumps used in connection with the storage and handling of Company’s Commodities at a Terminal.

(ww)	“TARs” has the meaning set forth in Section 8.01.

(xx)
“Taxes” means any income, sales, use, excise, transfer, and similar taxes, fees and charges (including ad valorem taxes), including any interest or penalties attributable thereto, imposed by any Governmental Authority.

(yy)	“Truck Rack Deficiency Payment” has the meaning set forth in Section 3.01.
Section 1.02    Other Defined Terms. Other terms may be defined elsewhere in this Agreement, and, unless otherwise indicated, shall have such meanings throughout this Agreement.
Section 1.03    Terms Generally. The definitions in this Agreement shall apply equally to both singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise.
Article II.    Term and Termination
Section 2.01    Term. This Agreement shall have a primary term commencing on the Effective Date and continuing for five (5) years (the “Initial Term”), and may be renewed by Company for up to two successive, five-year renewal terms (each a “Renewal Term”) at Company’s sole option, upon at least 180 Days’ written Notice from Company to Carrier

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

prior to the end of the Initial Term or first Renewal Term, as applicable. The Initial Term, together with any Renewal Terms shall be referred to in this Agreement as the “Term.”
Section 2.02    Termination Following a Force Majeure Event. If a Force Majeure event prevents either Carrier or Company from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either Party at any time after the expiration of such 12-Month period upon at least 30 Days’ Notice to the other Party.
Section 2.03    Special Termination by Company. If (a) refinery operations at the Borger Products Facility are totally or partially suspended for a period of at least 12 consecutive Months, the Parties will negotiate in good faith to agree upon a reduction of the applicable Commitment(s) to reflect such suspension of operations. If the Parties are unable to agree to an appropriate reduction of any applicable Commitments(s), then after a public announcement of such suspension has been made, Company may provide written Notice to Carrier of its intent to terminate this Agreement and this Agreement will terminate 12 Months following the date such Notice is received by Carrier. In the event of a public announcement, prior to the expiration of such 12-month period, of an intent to resume operations at the Borger Products Facility, then such Notice shall be deemed revoked and this Agreement shall continue unmodified in full force and effect as if such Notice had never been delivered.
Section 2.04    Inventory Settlement. Upon expiration or termination of this Agreement, any outstanding inventory imbalance for each Commodity on Company’s account must be eliminated and will be settled in cash within 60 Days of termination at Argus’s Monthly average price for the applicable Commodity for the Month prior to the effective date of such expiration or termination.
Section 2.05    Removal of Commodities.

(a)
Company, at its own expense, shall remove all of its Commodities from the Terminals no later than the later of (i) the effective date of the termination or expiration of this Agreement and (ii) ten Days after receipt of Notice to terminate this Agreement in accordance with its terms, provided that Carrier may, in its sole discretion, agree in writing to extend the time for such removal. If, at the end of such period, Company has not removed all of its Commodities, then in addition to any other rights it may have under this Agreement, Carrier shall have the right to take possession of such Commodities and sell them at public or private sale. In the event of such a sale, Carrier shall withhold from the proceeds therefrom all amounts owed to it hereunder and all expenses of sale (including but not limited to reasonable attorneys’ fees and any amounts necessary to discharge any and all liens against the Commodities). The balance of the proceeds, if any, shall be remitted to Company.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b)
Should any Commodity remain in any Tank beyond the expiration or termination of this Agreement, Company shall remain obligated to perform all of the terms and conditions set forth in this Agreement (including, without limitation, Company’s obligation to pay the Minimum Quarterly Truck Rack Commitment under Section 3.01(a) and any other scheduled charges on Exhibit B that are owed, pro rated for the period between such expiration or termination of this Agreement and the time all Commodities are removed from the Tanks) and, in addition, shall pay an additional Holdover Fee per Barrel per Month or partial Month, as applicable, as set forth on Exhibit B, until all Commodities are removed.

(c)
Company shall indemnify and hold the Carrier Affiliated Parties harmless from and against all Claims arising from or related to Company’s failure to remove any Commodities in accordance with this Section 2.05 or Carrier’s exercise of its right to take possession of Company’s Commodities and sell the same in accordance with this Section 2.05.

(d)	Company will reimburse Carrier for any expense incurred by Carrier in connection with its or Company’s withdrawal of Commodities from the Terminals.
Article III.    Minimum Commitments
Section 3.01    Quarterly Truck Rack Commitment.

(a)
During each Calendar Quarter, Company shall tender a combined average of at least 80,000 Barrels per Day of Commodities for delivery through the truck racks at the Terminals, in approximately ratable quantities (such combined average, the “Minimum Quarterly Truck Rack Commitment”) at the “Base Throughput Fee” determined in accordance with Exhibit B, and Carrier shall accept, store and redeliver such Commodities in accordance with the terms of this Agreement.

(b)
If Company fails to meet its Minimum Quarterly Truck Rack Commitment during any Calendar Quarter, then Company will pay Carrier a deficiency payment (each, a “Truck Rack Deficiency Payment”) equal to the volume of the deficiency multiplied by the “Base Throughput Fee” determined in accordance with Exhibit B.

(c)
The dollar amount of any Truck Rack Deficiency Payment paid by Company shall be applied as a credit against any amounts incurred by Company and owed to Carrier with respect to volumes of Commodities delivered through the Terminal truck racks in excess of Company’s Minimum Quarterly Truck Rack Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of Company’s Minimum Quarterly Truck Rack Commitment if this Agreement were still in effect) during any of the four Calendar Quarters immediately following the

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Calendar Quarter for which such Truck Rack Deficiency Payment was made, at the end of which time any unused credits arising from such Truck Rack Deficiency Payment will expire. This Section 3.01(c) shall survive the expiration or termination of this Agreement.

(d)
Carrier shall provide truck rack capacity in addition to Company’s Minimum Quarterly Truck Rack Commitment on an “as available” basis, at the “Base Throughput Fee” determined in accordance with Exhibit B.

Section 3.02    Minimum Ethanol Blending Commitment.

(a)
During each Calendar Quarter, Company shall tender for blending with gasoline, and Carrier shall blend (to the extent tendered), a volume of ethanol equal to 10% of the total volume of Company’s blended gasoline delivered at the Terminals’ truck racks during such Calendar Quarter, in approximately ratable quantities (such volume, the “Minimum Quarterly Ethanol Commitment”), and for each Barrel of ethanol blended into gasoline, Company shall pay the blending fee for ethanol determined in accordance with Exhibit B. Company shall provide any ethanol required for Carrier to discharge its obligations under this Section 3.02.

(b)
If Company fails to meet its Minimum Quarterly Ethanol Commitment during any Calendar Quarter, then Company will pay Carrier a deficiency payment (each, an “Ethanol Blending Deficiency Payment”) in an amount equal to the volume of the deficiency multiplied by the blending fee for ethanol determined in accordance with Exhibit B.

(c)
The dollar amount of any Ethanol Blending Deficiency Payment paid by Company may be applied as a credit against any amounts incurred by Company and owed to Carrier with respect to volumes of ethanol blended in excess of Company’s Minimum Quarterly Ethanol Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of Company’s Minimum Quarterly Ethanol Commitment if this Agreement were still in effect) during any of the four Calendar Quarters immediately following the Calendar Quarter for which such Ethanol Blending Deficiency Payment was made, at the end of which time any unused credits arising from such Ethanol Blending Deficiency Payment will expire. This Section 3.02(c) shall survive the expiration or termination of this Agreement.

(d)
Carrier shall provide ethanol blending services in addition to Company’s Minimum Quarterly Ethanol Commitment on an “as available” basis, at the blending fee for ethanol determined in accordance with Exhibit B.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(e)
Carrier’s and Company’s obligations under this Section 3.02 shall terminate immediately upon any change of Law that results in Company no longer being required to blend renewable fuel into gasoline offered for sale in the United States.

Section 3.03    Minimum Biodiesel Blending Commitment.

(a)
During each Calendar Quarter, Company shall tender for blending with diesel fuel, and Carrier shall blend (to the extent tendered), a volume of biodiesel equal to 5% of the total volume of Company’s blended diesel fuel delivered at the Terminals’ truck racks during such Calendar Quarter, in approximately ratable quantities (such volume, the “Minimum Quarterly Biodiesel Commitment”), and for each Barrel of biodiesel blended into diesel fuel, Company shall pay the Blending Fee for biodiesel determined in accordance with Exhibit B. Company shall provide any biodiesel required for Carrier to discharge its obligations under this Section 3.03.

(b)
If Company fails to meet its Minimum Biodiesel Commitment during any Calendar Quarter, then Company will pay Carrier a deficiency payment (each, a “Biodiesel Blending Deficiency Payment”) in an amount equal to the volume of the deficiency multiplied by the blending fee for biodiesel determined in accordance with Exhibit B.

(c)
The dollar amount of any Biodiesel Blending Deficiency Payment paid by Company may be applied as a credit against any amounts incurred by Company and owed to Carrier with respect to volumes of biodiesel blended in excess of Company’s Minimum Quarterly Biodiesel Commitment (or, if this Agreement expires or is terminated, to volumes that would have been in excess of Company’s Minimum Quarterly Biodiesel Commitment if this Agreement were still in effect) during any of the four Calendar Quarters immediately following the Calendar Quarter for which such Biodiesel Blending Deficiency Payment was made, at the end of which time any unused credits arising from such Biodiesel Blending Deficiency Payment will expire. This Section 3.03(c) shall survive the expiration or termination of this Agreement.

(d)
Carrier shall provide biodiesel blending capacity in addition to Company’s Minimum Quarterly Biodiesel Commitment on an “as available” basis, at the blending fee for biodiesel determined in accordance with Exhibit B.

(e)
Carrier’s and Company’s obligations under this Section 3.03 shall terminate immediately upon any change of Law that results in Company no longer being required to blend renewable fuel into diesel fuel offered for sale in the United States.

Section 3.04    Partial Period Proration.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(a)
If the Effective Date is any Day other than the first Day of a Calendar Quarter, or if this Agreement is terminated on any Day other than the last Day of a Calendar Quarter, then any calculation determined with respect to a Calendar Quarter will be prorated by a fraction, the numerator of which is the number of Days in that part of the Calendar Quarter beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Calendar Quarter.

(b)
If the Effective Date is any Day other than the first Day of a Month, or if this Agreement is terminated on any Day other than the last Day of a Month, then any quantity based on a Monthly determination will be prorated by a fraction, the numerator of which is the number of Days in that part of the Month beginning on the Effective Date or ending on the date of such termination, as the case may be, and the denominator of which is the number of Days in the Month.

Section 3.05    Special Reduction of Minimum Quarterly Transportation Commitment. If Carrier’s use of all or part of a Terminal for the storage and handling of Commodities is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Carrier, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company and the applicable Commitment(s) shall be reduced to the extent that Carrier’s use of the applicable Terminal is so restrained, enjoined, restricted or terminated.
Article IV.    Charges
Section 4.01    Scheduled Charges. As compensation to Carrier for the services provided by it hereunder, Company shall pay to Carrier the Scheduled Charges determined in accordance with Exhibit B.
Section 4.02    Recovery of Certain Costs.

(a)
If Carrier agrees to make any expenditures at Company’s request, Company will reimburse Carrier for such expenditures or, at Carrier’s option and if the Parties agree, any applicable fees set forth on Exhibit B will be increased, or additional fees shall be added to Exhibit B, or an alternate mechanism shall be adopted to allow Carrier to recover such expenditures over time from Company or another entity.

(b)
If new Laws require Carrier to make substantial and unanticipated expenditures in connection with the services Carrier provides to Company under this Agreement, Company will reimburse Carrier for Company’s proportionate share of the costs of complying with such Laws, or at Carrier’s option and if the Parties agree, relevant periodic or unit charges will be increased or an alternate mechanism shall be adopted

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

to allow Carrier to recover the amount paid for such costs over time from Company or another entity.
Section 4.03    Adjustments. As of January 1, 2015, and as of January 1 of each year thereafter while this Agreement is in effect, Carrier may adjust each of the fees set forth on Exhibit B annually by a percentage equal to the greater of zero and the positive change in the Producer Price Index for Finished Goods (Series ID WPUSOP3000) (the “PPI-FG”), as reported during the Month of October immediately before the effective date of the adjustment, with respect to the 12-Month period ending at the end of the Month of September immediately preceding such publication, provided that if, with respect to any such 12-Month period or periods, the PPI-FG has decreased, Carrier may subsequently increase such fees to the extent that the percentage change in the PPI-FG since the most recent previous increase in such fees is greater than the aggregate amount of the cumulative decreases in the PPI-FG during the intervening period or periods. In addition, before each Anniversary, and with both parties’ mutual consent, the current market rate may be determined for each of the fees set forth on Exhibit B, as adjusted pursuant to this Section.  If the current market rate for a fee is higher or lower than the fee to be in effect on the upcoming Anniversary, then Carrier may adjust such fee to the current market rate effective on the Anniversary.  However, in no event shall any fee be reduced below the level of such fee set forth on Exhibit B as of the Effective Date.
Article V.    Storage of Commodities
Section 5.01    Commingled Storage. The Parties acknowledge that while Carrier will provide storage at the Terminals as part of the “Base Throughput Fee” determined in accordance with Exhibit B, except as may be described in a separate storage service agreement(s), Carrier is not required to store Company’s Commodities in dedicated storage. Each Commodity may be stored in commingled storage in a Tank at a Terminal with a Commodity belonging to another Person; provided, however, that any Commodity belonging to another Person and commingled with a Commodity belonging to Company shall meet or exceed specifications established by Carrier for pipeline transportation of that Commodity (or in the absence of Carrier specifications, specifications established by Phillips 66 Pipeline LLC for such Commodity and delivered to Carrier) in effect on the date of receipt of Company’s Commodity. Carrier shall not commingle Company’s Commodity with any other Commodity that does not meet such minimum Commodity specifications.
Article VI.    Redelivery of Commodities
Section 6.01    Redelivery of Commodities. Company shall provide any documentation reasonably required by Carrier to authorize withdrawals by or on behalf of Company from a Terminal. Upon redelivery of Commodities to Company or its designated carrier or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

customer, Carrier shall have no further responsibility for any Claims arising out of possession or use of such Commodities.
Section 6.02    Negative Inventory. Company shall not withdraw from any Terminal a greater volume of any Commodity than it has in inventory at that Terminal on the Day of withdrawal.
Article VII.    Commodity Quality
Section 7.01    Verification by Carrier. At Carrier’s request from time to time, the quality of any Commodity tendered into commingled storage for Company’s account hereunder shall be verified by an IIC analysis indicating that such Commodity so tendered meets Carrier’s minimum Commodity specifications. Company shall provide Carrier with a copy of each such analysis. All costs for each such analysis shall be borne by Company. Carrier shall have the right to sample any Commodity tendered to Carrier for Company’s account hereunder for the purpose of confirming the accuracy of the analysis. The costs of such confirmation shall be borne by Carrier.
Section 7.02    Sampling by Company. Company may, at its sole cost and expense, sample its Commodities in storage at a Terminal to satisfy itself that the minimum Commodity specifications are maintained. If any such Company sample indicates the presence of any Commodity that does not meet or exceed Carrier’s minimum specifications for such Commodity in effect on the date of such sample, Company shall immediately notify Carrier by telephone and Company shall confirm such notification in writing by telecopy Notice. If Company does not so notify Carrier, Carrier’s Commodity sample analysis shall be deemed to be conclusive and binding upon both Parties.
Section 7.03    Non-Conforming Commodities.

(a)	Company agrees not to deliver, or cause to be delivered, any Non-Conforming Commodity, into storage in any Terminal.

(b)
Company shall be liable for all reasonable costs and losses in curing, removing, or recovering any Non-Conforming Commodities except to the extent that such non-conformity is due to the negligence or willful misconduct of Carrier. Carrier, at its sole discretion, may attempt to blend the Non-Conforming Commodities, remove and dispose of the Non-Conforming Commodities, or, if necessary, recover any Non-Conforming Commodities from field locations and, except to the extent that such non-conformity is due to the negligence or willful misconduct of Carrier, Company shall reimburse Carrier for all reasonable costs associated therewith. Except to the extent that a non-conformity is due to the negligence or willful misconduct of Carrier, if Company’s Non-Conforming Commodities cause any contamination, dilution or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

other damages to Carrier or to the Commodities of other customers of Carrier, Company agrees to indemnify, defend and hold the Carrier Affiliated Parties harmless from and against any Claims incurred by, or charged against any of the Carrier Affiliated Parties, as a result of such event and shall be responsible for all costs and liabilities associated with or incurred as a result of such event.
Article VIII.    Other Services
Section 8.01    Additive Injection. Company shall provide additives (including red dye for injection into Company’s untaxed distillate Commodities) and skid-based storage for additives that Company desires to be blended into its Commodities at the Terminals. Carrier shall provide an additive injection system and shall blend additives into Company’s Commodities as instructed by Company, and for each Barrel of a Commodity into which one or more additives are blended, Company shall pay to Carrier the “Other Additive” blending fee and “Red Dye Injection” fee determined in accordance with Exhibit B. Company shall provide Carrier with target additization rates (“TARs”) which must be at least as high as the lowest additive concentration (“LAC”) as registered with the United States Environmental Protection Agency. Carrier may increase the TAR as it deems necessary to maintain the LAC. Carrier shall calibrate, monitor and maintain the red dye system and ensure the dyed Commodities meet requirements for untaxed distillates under applicable Law.
Section 8.02    Jet Fuel Handling. Carrier shall provide jet fuel handling services at the Terminals, and Company shall pay the Monthly Jet Fuel Handling Fee determined in accordance with Exhibit B.
Section 8.03    Laboratory Fees and Services.

(a)
If Carrier provides sampling, testing and/or other laboratory services requested by Company for Commodities at the Terminals, Carrier shall charge for each sampling and testing procedure performed as set forth in Carrier’s “Schedule of Rates for Laboratory Services” then in effect. If Carrier contracts with another Person to perform laboratory services, all fees for such services shall be billed to Company at Carrier’s cost.

(b)	Carrier’s liability for sampling and testing services is limited to the charge for the service provided.
Section 8.04    Pumpover. Carrier shall provide pumpover services from the Terminals to connecting pipelines, and Company shall pay the applicable “Pumpover Fee” determined in accordance with Exhibit B.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 8.05    Butane Services. Beginning on the Effective Date, Company shall purchase and arrange for transportation of the Butane from Conway, Kansas to the Kansas City Terminal where Carrier will blend the Butane (to the extent provided and not to exceed Carrier’s capacity for Butane blending) with Company’s Product as the Company directs in writing. Each Month, Carrier shall notify Company as to the quantity of Butane to be blended into Company’s Product at the Kansas City Terminal. Company shall be responsible for making the Butane available to Carrier at the Terminal as needed throughout the month. Company will incur certain expenses associated with purchasing and transporting the Butane to the Kansas City Terminal, which expenses will be reflected as a deduction in the calculation of Carrier’s fee for performing the Butane blending service, as set forth in more detail on the attached Exhibit E.

(a)
Specifications. Company will use commercially reasonable efforts to assure that all Butane it delivers hereunder shall comply with the applicable specifications as outlined in Exhibit D. Carrier retains the right to inspect and reject any Butane that does not conform to the applicable specifications.

(b)
If Carrier’s ability to blend Company’s Products with Butane at the Kansas City Terminal is restrained, enjoined, restricted or terminated by (a) any Governmental Authority, (b) right of eminent domain or (c) the owner of leased land, Carrier, upon being notified of such restraint, enjoinder, restriction or termination, shall notify Company promptly upon learning of the likelihood of such event and Carrier’s obligation to provide Butane Services, shall, at Carrier’s option, terminate immediately upon delivery of such notice to Company.

(c)
Carrier shall have the right to terminate the offering of Butane blending services upon 30 Days’ written Notice to Company in the event Carrier determines any testing or upgrading of any portion of the Kansas City Terminal that is used for blending Product with Butane is required to satisfy or comply with Law or to comply with or remedy environmental concerns, or (ii) in the event of damage or destruction to, all or any portion of the Kansas City Terminal that is used for blending Butane with Products, if in Carrier’s sole opinion such testing, upgrading, complying or repairing will require the expenditure of $5,000,000.00 or more to restore the Terminal to normal operations.

Section 8.06    Additional Services. For any service or function that is not specifically provided for in this Agreement, requested by Company and agreed to by Carrier, there may be a charge or fee in an amount as agreed upon by the Parties in writing.
Article IX.    Terminal Access

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 9.01    Terminal Access. Terminal access by Company or its representatives shall be during Regular Terminal Operating Hours. As a condition to being granted access to a Terminal, Company shall require all contractors, carriers and customers designated by it to deliver, receive, sample or inspect Company’s Commodities at such Terminal or to provide any other service for Company, to sign and comply with a terminal access agreement in such form as Carrier may reasonably specify from time to time. Further, Company shall cause all such designated contractors, carriers and customers to comply with all applicable Terminal rules and regulations and Carrier shall make copies of such rules and regulations available to Company and its designated carriers and customers at the Terminals.
Article X.    Storage Variations
Section 10.01    Storage Variations. Each Month, Carrier shall determine the physical inventory of each Commodity in storage and calculate the losses (“Storage Losses”) or gains (“Storage Gains”) of a type normally incurred in connection with handling Commodities while in storage (Storage Losses and Storage Gains together, “Storage Variations”) for each Commodity and for each Terminal, provided that for purposes of this Agreement, Storage Gains do not include gains that result from vapor recovery or blending services. Monthly Storage Variations for each Commodity shall be prorated to all Persons using the storage for that Commodity based upon their respective percentages of Terminal receipts of that Commodity for that Month (such proration being such Person’s “Proportionate Share”). Company’s inventory of each such individual Commodity in storage at a Terminal shall then be adjusted each Month (increased or decreased) to reflect its Proportionate Share of the Storage Variation. For clarity, this Article X relates only to the losses or gains of a type normally incurred in connection with handling Commodities while in storage, and is an exception to and not a modification of the general provisions of Section 20.02.
Section 10.02    Loss Settlement. Separately for each Terminal, Carrier shall calculate for each Commodity an amount (the “Monthly Storage Variation Amount”) equal to:

(a)	the average of the midpoint postings published by Argus for the relevant Commodity at the nearest benchmark location on each publication day during the relevant Month, multiplied by

(b)	either:

(1)
if there is a Storage Loss of the relevant Commodity during that Month, then the product of multiplying (1) negative one by (2) the volume of that net Storage Loss that is in excess of (a) 0.5% for ethanol and biodiesel, or (b) 0.25% for any other Commodity, or

(2)	if there is a Storage Gain of the relevant Commodity during that Month, then the volume of that net Storage Gain.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Then, separately for each Terminal, Carrier will add each of the Monthly Storage Variation Amounts for each Commodity during the Calendar Year. If the sum of the Monthly Storage Variation Amounts for all Commodities at such Terminal during a Calendar Year (or, with respect to 2014, during the partial Calendar Year during which this Agreement is in effect) is a negative number, then no later than the 22nd day of February of the following Calendar Year (or, if such Day is not a Business Day, on the next Business Day), Carrier shall pay to Company the absolute value of that number. Such payment shall be made by automated clearing house to an account specified by Company from time to time, provided that as long as Carrier is an affiliate of Company, Carrier and Company may settle Carrier’s financial obligations to Company through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Carrier in remitting funds by automated clearing house shall be for Carrier’s account.
Article XI.    Monthly Statement; Payment; Liens
Section 11.01    Monthly Statement.

(a)
Promptly after the end of each Month, Carrier shall provide Company with a statement showing the previous Month’s beginning inventory, receipts, withdrawals, ending inventory, Storage Variation adjustment, number of Barrels of Commodities additized (if any), and the Scheduled Charges due to Carrier (after application of any credit to which Company may be entitled pursuant to Section 3.01(c), Section 3.02(c), and Section 3.03(c). If requested by Company, Carrier shall provide Company with copies of individual tank gauge reports, pipeline meter tickets, and truck loading rack meter tickets for receipts and withdrawals at each Terminal for such Month, if available.

(b)	The Monthly statement for the last Month in each Calendar Quarter shall include any deficiency payment that may be due under Section 3.01(b), Section 3.02(b), and Section 3.03(b).

(c)
On or before the end of each Month during the Term of this Agreement, Company shall provide Carrier with a statement showing the Company’s purchase price and actual transportation costs associated with the Butane blended with Company’s Product at the Kansas City Terminal during such Month. Promptly after the end of each Month during the Term of this Agreement, Carrier shall provide Company with a statement showing the previous Month’s Butane blending activities for Company and the Scheduled Charges due Carrier. If requested, Company shall provide Carrier with copies of individual invoices documenting Company’s purchase and transportation costs associated with delivering Butane to the Kansas City Terminal.

Section 11.02    Payment.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(a)
Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two Business Days after such Monthly Statement is received, and (ii) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due, without interest, on the next Business Day. Payments not paid by the due date shall bear interest at the rate of the lesser of 1.5% per Month or the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)
All payments shall be made to Carrier by automated clearing house to an account specified by Carrier from time to time, provided that as long as Carrier is an affiliate of Company, Carrier and Company may settle Company’s financial obligations to Carrier through Company’s normal interaffiliate settlement processes. Any bank charges incurred by Company in remitting funds by automated clearing house shall be for Company’s account. Acceptance by Carrier of any payment from Company for any charge or service after termination or expiration of this Agreement shall not be deemed a renewal of this Agreement or a waiver by Carrier of any default by Company hereunder.

(c)
If Company reasonably disputes any Monthly statement, in whole or in part, Company shall promptly notify Carrier in writing of the dispute and shall pay the undisputed portion according to the terms of this Section 11.02, and shall promptly seek to resolve the dispute including, if necessary, by arbitration as provided in Section 24.01. An arbitral panel may award reasonable interest on any unpaid amount determined to have been due to Carrier but withheld in good faith.

Section 11.03    Liens. Company hereby grants to Carrier an irrevocable (a) warehouseman’s lien on all of Company’s Commodities in storage at the Terminals and (b) power of attorney to dispose of such Commodities at fair market value to the extent of all amounts owed to Carrier by Company hereunder.
Article XII.    Title; Custody
Section 12.01    Title. Title to all of Company’s Commodities received, stored, handled and loaded out by Carrier at a Terminal shall remain at all times in Company’s name.
Section 12.02    Custody. Custody of all Commodities received by Carrier hereunder from a connecting third party pipeline or from a truck shall pass from such pipeline or truck to Carrier when such Commodities pass the flange connection between such delivering pipeline or truck and the relevant Terminal. Custody of all Commodities withdrawn and delivered to Company hereunder shall pass from Carrier to Company when such Commodities pass

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

through the flange connection (a) between the delivery hose at the relevant Terminal’s truck loading rack and a receiving transport truck or (b) between the relevant Terminal and a receiving pipeline, as the case may be.
Article XIII.    Volume Determinations
Section 13.01    Volume Determinations - General.

(a)	All measurements, volume corrections and calibrations will be made in accordance with the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards.

(b)
All volume determinations shall be adjusted to a temperature of 60° Fahrenheit and a pressure of one standard atmosphere (14.7 PSIA) per the most recent edition of the American Petroleum Institute’s Manual of Petroleum Measurement Standards, Chapter 11 (viz., Table 6B, 6C, etc., whichever table is relevant to the Commodity being measured).

Section 13.02    Terminal Receipts and Withdrawals.

(a)
All Commodities (except ethanol and biodiesel) delivered to trucks at racks will be determined by calibrated custody transfer grade meters. Carrier will provide bills of lading indicating the net volume delivered into each truck including language required by the appropriate Governmental Authority to Company.

(b)	All Commodities (except ethanol and biodiesel) received from or delivered to pipelines will be determined by calibrated custody transfer grade meters.

(c)
All ethanol, biodiesel and butane received from pipeline or trucks will be determined by calibrated custody transfer grade meters, if such meters are available. If custody transfer grade meters are not available for offloading, the volume shown on truck bills of lading (measured in Gallons or Barrels) shall be deemed to be the volume delivered into a Terminal. Alternate measurement methods may be acceptable subject to review and approval by Carrier and Company.

(d)
A Company representative may witness testing, calibration of equipment, meter reading, and gauging of Commodities at either Terminal, at Company’s expense. In the absence of a Company representative, Carrier’s measurements shall be deemed to be accurate.

Article XIV.    Insurance

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 14.01    Insurance. Property insurance covering loss or damage to Company’s Commodities, if any, that may be desired by Company, shall be carried by Company at Company’s expense. Should Company elect to carry such insurance, then each policy of insurance shall be endorsed to provide a waiver of subrogation rights in favor of the Carrier Affiliated Parties. Notwithstanding anything in this Agreement to the contrary, Carrier shall not be liable to Company for Commodity losses or shortages for which Company is compensated by its insurer.
Article XV.    Taxes
Section 15.01    Taxes. Except as set forth in Section 15.02, Company shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided hereunder and any other Taxes now or hereafter imposed by any Governmental Authority in respect of or measured by Commodities handled or stored hereunder or the manufacture, storage, delivery, receipt, exchange or inspection thereof, and Company agrees to promptly reimburse Carrier for any such Taxes Carrier is legally required to pay, upon receipt of invoice therefor. Each Party is responsible for all Taxes in respect of its own real and personal property.
Section 15.02    Butane. Carrier shall be responsible for and shall pay all sales Taxes and similar Taxes on goods and services provided using the Butane supplied by Company, and Carrier agrees to promptly reimburse Company for any such Taxes that Company is legally required to pay, upon receipt of invoice therefor.
Article XVI.    Health, Safety and Environment
Section 16.01    Spills; Environmental Pollution.

(a)
In the event of any Commodity spill or other environmentally polluting discharge caused by Carrier’s operation of a Terminal, any clean-up associated with any such spill or discharge and any liability resulting from such spill or discharge, shall be the responsibility of Carrier, except to the extent such spill or discharge is caused by Company or its affiliates other than Carrier.

(b)
In the event and to the extent of any Commodity spill or other environmentally polluting discharge caused by Company or its affiliates other than Carrier or in connection with the operation of Company’s or a third party’s pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, Carrier is authorized to commence containment or clean-up operations as deemed appropriate or necessary by Carrier or as required by any Governmental Authority, and Carrier shall notify Company of such operations as soon as practicable. All liability and reasonable costs of containment or clean-up shall be borne by Company except that, in the event a spill or discharge is caused by the joint negligence of both

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Carrier and Company or a third party’s pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, liability and costs of containment or clean-up shall be borne jointly by Carrier and Company in proportion to each Party’s respective negligence.

(c)
For purposes of this Section 16.01, the negligence of a third party pipeline, tank truck or transport trailer receiving Commodities on Company’s behalf, at its request or for its benefit, shall be attributed to Company.

(d)	The Parties shall cooperate for the purpose of obtaining reimbursement if a third party is legally responsible for costs or expenses initially borne by Carrier or Company.
Section 16.02    Inspection. During Normal Business Hours, Company may: (a) inspect a Terminal, including health, safety, and environmental audits by inspector(s) chosen by Company; (b) make physical checks of Commodities in storage at any Terminal, (c) audit Carrier’s health, safety, environmental, and operational records relating to the performance of this Agreement and otherwise observe such performance, and (d) subject to the provisions of 0, enter upon any Terminal property for any of the foregoing purposes. For clarity, none of the rights identified in this Section 16.02 shall be exercised by Company in such manner as to substantially interfere with or diminish Carrier’s complete control and responsibility for the operation of the Terminals.
Section 16.03    Incident Notification.
Both Parties undertake to notify the other as soon as reasonably practical, but in no event more than 24 hours, after becoming aware of any accident, spill or incident involving the other’s employees, agents, contractors, sub-contractors or their equipment, or Company’s Commodities at a Terminal and to provide reasonable assistance in investigating the circumstances of the accident, spill or incident. Notices required by this Section 16.03 shall be delivered in person, by telephone or by email:

If to Carrier (East St. Louis Terminal):

Phillips 66 Carrier LLC
c/o Phillips 66 Pipeline LLC
3010 Briarpark Dr.
Houston, TX 77042
Attn: Jim Mayse – Terminal Supervisor
Telephone: 618.857-6053
Email: jim.l.mayse@p66.com
If to Carrier (Kansas City Terminal):

Phillips 66 Carrier LLC
c/o Phillips 66 Pipeline LLC

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

3010 Briarpark Dr.
Houston, TX 77042
Attn: Rusty Lee – Terminal Supervisor
Telephone: 913.342-0510 Ext. 12
Email: rusty.d.lee@p66.com
If to Company:

Phillips 66 Company
600 North Dairy Ashford Rd.
Houston, TX 77079
Attn: John E. Sweeney
Manager/Loss Control
Telephone: 832-765-3017
Email: john.e.sweeney@p66.com

If to Carrier (Wichita North     If to Carrier (Paola Terminal):     If to Carrier (Jeff City Terminal):
Terminal):

Phillips 66 Carrier LLC        Phillips 66 Carrier LLC        Phillips 66 Carrier LLC
c/o Phillips 66 Pipeline LLC    c/o Phillips 66 Pipeline LLC    c/o Phillips 66 Pipeline LLC
3010 Briarpark Dr.        3010 Briarpark Dr.        3010 Briarpark Dr.
Houston, TX 77042        Houston, TX 77042        Houston, TX 77042
Attn: Andrew Smith – Terminal     Attn: Rusty Lee – Terminal     Attn: Mark Singleton – Terminal
Supervisor            Supervisor            Supervisor
Telephone: 316-838-3411 X2258    Telephone: 913.342-0510 Ext. 12    Telephone: 573.636-4984 Ext. 12
Email: Andrew.m.smith@p66.com    Email: rusty.d.lee@p66.com     Email: mark.a.singleton@p66.com

When an accident, spill or incident involving Company’s Commodities requires a report to be submitted to a Governmental Authority, this notification shall be made as soon as reasonably practical in compliance with applicable Law, and a copy of the required report shall be delivered to Company at IncidentFollowup@P66.com. Either Party may change its contact information upon Notice to the other in accordance with this Section 16.03 and Section 18.01.
Article XVII.    Force Majeure
Section 17.01    Suspension during Force Majeure Events. As soon as possible upon the occurrence of a Force Majeure, a Party affected by a Force Majeure event shall provide the other Party with written notice of the occurrence of such Force Majeure event. Subject to Section 2.02, each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 17.01) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Carrier from performing its obligations under this Agreement. Each Party’s obligations (other than an obligation to pay any amounts due to the other Party which shall not be suspended under this Section 17.01) shall be temporarily

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

suspended beginning 20 Days after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Company from performing its obligations under this Agreement. At the conclusion of the Force Majeure event, the Minimum Quarterly Truck Rack Commitment, Minimum Quarterly Ethanol Commitment, or Minimum Quarterly Biodiesel Commitment with respect to each Calendar Quarter in which the suspension due to the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.
Section 17.02    Obligation to Remedy Force Majeure Events. A Party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.
Section 17.03    Strikes and Lockouts. The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected Party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing Person when such course is inadvisable in the discretion of the Party having the difficulty.
Section 17.04    Action in Emergencies. Carrier may temporarily suspend performance of the services to prevent injuries to persons, damage to property or harm to the environment.
Article XVIII.    Notices
Section 18.01    Notices. Unless otherwise specifically provided in this Agreement, all Notices between the Parties given under or in relation to this Agreement shall be made in writing and shall be deemed to have been properly given if: (i) personally delivered (with written confirmation of receipt); or (ii) delivered by a recognized overnight delivery service (delivery fees prepaid), in either case to the appropriate address set forth below:

If to Carrier:	If to Company:
Phillips 66 Carrier LLC	Phillips 66 Company
c/o Phillips 66 Pipeline LLC	3010 Briarpark Dr.
3010 Briarpark Dr.	Houston, TX 77042
Houston, TX 77042	Attn: General Counsel
Attn: President
Copy to General Counsel

Either Party may change its address for Notice upon Notice to the other in accordance with this Section 18.01.
Section 18.02    Effective upon Receipt. Any Notice given in the manner set forth in Section 18.01 shall be effective upon actual receipt if received during Normal Business Hours, or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

at the beginning of the recipient’s next Business Day if not received during Normal Business Hours.
Article XIX.    Applicable Law
Section 19.01    Applicable Law. Regardless of the place of contracting, the place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements to it, shall be governed and interpreted in accordance with the laws of the state of Texas, without regard to the principles of conflicts of law or any other principle that might apply the law of another jurisdiction.
Article XX.    Limitation of Liability
Section 20.01    No Liability for Consequential Damages. In no event shall either Party be liable to the other Party for, and no arbitral panel is authorized to award, any punitive, special, indirect or consequential damages of any kind or character resulting from or arising out of this Agreement, including, without limitation, loss of profits or business interruption, however they may be caused.
Section 20.02    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, and except for Storage Variations, Carrier shall in no event be liable for loss of, or damage to, any Commodities of Company except to the extent caused by Carrier’s negligence or willful misconduct, or the negligence or willful misconduct of Carrier’s employees, agents, contractors or subcontractors, in the safekeeping and handling of any Commodity of Company. In no event shall Carrier be liable for more than the replacement of lost or damaged Commodities or, at its option, payment of the replacement cost of any lost or damaged Commodities. Each Party shall be discharged from any and all liability with respect to services performed and any loss or damage Claims arising out of this Agreement unless suit or action is commenced with respect to such services, loss or Claim within two (2) years after the applicable cause of action arises.
Article XXI.    Default
Section 21.01    Default. Subject to Section 21.03, should either Party default in the prompt performance and observance of any of the terms and conditions of this Agreement, and should such default continue for thirty (30) Days or more after Notice thereof by the non-defaulting Party to the defaulting Party, or should either Party become insolvent, commence a case for liquidation or reorganization under the United States Bankruptcy Code (or become the involuntary subject of a case for liquidation or reorganization under the United States Bankruptcy Code, if such case is not dismissed within thirty (30) Days), be placed in the hands of a state or federal receiver or make an assignment for the benefit of its creditors,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

then the other Party shall have the right, at its option, to terminate this Agreement immediately upon Notice to the other Party.
Section 21.02    Non-Exclusive Remedies. Except as otherwise provided, but subject to Article XX, the remedies of Carrier and Company provided in this Agreement shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of Carrier or Company, at Law or equity.
Section 21.03    Right to Terminate. Subject to Section 21.01, in the event of a default by Company, the Scheduled Charges theretofore accrued shall, at the option of Carrier, become immediately due and payable and Carrier shall also have the right, at its option, to terminate this Agreement. In the event of a default by Carrier, Company shall also have the right, at its option, to terminate this Agreement and withdraw its Commodities from the Terminals, provided Company has paid Carrier for any Scheduled Charges that have accrued to the date of such withdrawal.
Article XXII.    Public Use
Section 22.01    Public Use. This Agreement is made as an accommodation to Company. In no event shall Carrier’s services hereunder be deemed to be those of a public utility or a common carrier. If any action is taken or threatened by any Governmental Authority to declare Carrier’s services hereunder to be those of a public utility or a common carrier, then, in that event, at the option of Carrier and upon Company’s receipt of Carrier’s Notice, Carrier may restructure and restate this Agreement or terminate this Agreement on the effective date of such action as to any affected Tank, Terminal or services.
Article XXIII.    Confidentiality
Section 23.01    Confidentiality. The Parties understand and agree that the Scheduled Charges are confidential as between the Parties. Each Party agrees not to disclose such confidential information to any third Person. Each Party may disclose confidential information to its advisors, consultants or representatives (provided that such Persons agree to maintain the confidentiality thereof) or when compelled to do so by Law (but the disclosing Party must notify the other Party promptly of any such request for confidential information before disclosing it, if practicable, so that the other Party may seek a protective order or other appropriate remedy or waive compliance with this Section 23.01). In the event that the other Party does not obtain a protective order or other remedy or does not waive compliance with this Section 23.01, the disclosing Party shall disclose only that portion of the confidential information to which the compelling Person is legally entitled.
Article XXIV.     Miscellaneous

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 24.01    Disputes between the Parties. Any dispute between the Parties in connection with this Agreement shall be resolved by arbitration in accordance with the procedures set forth in Exhibit C, provided that either Party may seek a restraining order, temporary injunction, or other provisional relief in any court with jurisdiction over the subject matter of the dispute and sitting in Houston, Texas, if such Party in its sole judgment believes that such action is necessary to avoid irreparable injury or to preserve the status quo ante.
Section 24.02    Assignment.

(a)	Neither Party may assign its rights or delegate its duties under this Agreement without prior written consent of the other Party except:

(1)
if Company transfers the Borger Products Facility or the Ponca City Refinery, Company may assign all of a portion of this Agreement to the transferee of such asset subject to the provisions of Section 24.02(b); and

(2)	Carrier may make collateral assignments of this Agreement to secure working capital or other financing;
provided, however, that in no event shall Company be required to consent to Carrier’s assignment of this Agreement to any Person that is engaged in the business of refining and marketing petroleum products (or that directly or indirectly Controls or is Controlled by a Person that is engaged in the business of refining and marketing petroleum products) in the states of Illinois, Oklahoma, Kansas, Missouri or Texas.

(b)
If Company assigns any portion of the volume commitments set forth in this Agreement, then Company’s Minimum Quarterly Truck Rack Commitment, Minimum Quarterly Ethanol Commitment, and Minimum Quarterly Biodiesel Commitment shall be reduced accordingly; provided, however, that such reduction does not result in an adverse economic impact to Carrier (it being understood that a reduction would be deemed to have an adverse economic impact to Carrier if, without limitation (i) the reduction resulted in the truck rack throughput commitment being greater than the maximum practicable throughput capacity for the Terminals, (ii) the sum of Company’s and assignee’s volumetric commitments being less in aggregate than Company’s commitment was immediately prior to such assignment, or (iii) the reduction resulted in increased costs to Carrier.

(c)
Upon an assignment or partial assignment of this Agreement by either Party, the assigned rights and obligations shall be novated into a new agreement with the assignee, and such assignee shall be responsible for the performance of the assigned obligations unless the non-assigning Party has reasonably determined that the assignee is not financially or operationally capable of performing such assigned

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

obligations, in which case the assignor shall remain responsible for the performance of such assigned obligations.
Section 24.03    Partnership Change in Control. Upon the occurrence of a Partnership Change in Control, Carrier shall provide Company with Notice of such Partnership Change in Control at least 60 Days prior to the effective date thereof. Within 180 days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control.
Section 24.04    No Third-Party Rights. Except as expressly provided, nothing in this Agreement is intended to confer any rights, benefits or obligations to any Person other than the Parties and their respective successors and assigns.
Section 24.05    Compliance with Laws. Each Party shall at all times comply with all Laws as are applicable to its performance of this Agreement.
Section 24.06    Severability. If any provision of this Agreement or the application thereof shall be found by any arbitral panel or court of competent jurisdiction to be invalid, illegal or unenforceable to any extent and for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties. In any event, the remainder of this Agreement and the application of such remainder shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.
Section 24.07    Non-Waiver. The failure of either Party to enforce any provision, condition, covenant or requirement of this Agreement at any time shall not be construed to be a waiver of such provision, condition, covenant or requirement unless the other Parties are so notified by such Party in writing. Any waiver by a Party of a default by any other Party in the performance of any provision, condition, covenant or requirement contained in this Agreement shall not be deemed to be a waiver of such provision, condition, covenant or requirement, nor shall any such waiver in any manner release such other Party from the performance of any other provision, condition, covenant or requirement.
Section 24.08    Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between the Parties relating to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties relating to the subject matter hereof, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in, or contemplated by, this Agreement.
Section 24.09    Amendments. This Agreement shall not be modified or amended, in whole or in part, except by a written amendment signed by both Parties.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 24.10    Survival. Any indemnification granted hereunder by one Party to the other Party or any provision hereof providing for any payment to any Party that has accrued at time of expiration or termination shall survive the expiration or termination of all or any part of this Agreement.
Section 24.11    Counterparts; Multiple Originals. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on each of the Parties. Each of the Parties may sign any number of copies of this Agreement. Each signed copy shall be deemed to be an original, but all of them together shall represent one and the same agreement.
Section 24.12    Exhibits. The Exhibits identified in this Agreement are incorporated in this Agreement and constitute a part of this Agreement. If there is any conflict between this Agreement and any Exhibit, the provisions of the Exhibit shall control.
Section 24.13    Table of Contents; Headings; Subheadings. The Table of Contents and the headings and subheadings of this Agreement have been inserted only for convenience to facilitate reference and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 24.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.
Section 24.15    Business Practices. Carrier shall use its best efforts to make certain that all billings, reports, and financial settlements rendered to or made with Company pursuant to this Agreement, or any revision of or amendments to this Agreement, will properly reflect the facts about all activities and transactions handled by authority of this Agreement and that the information shown on such billings, reports and settlement documents may be relied upon by Company as being complete and accurate in any further recording and reporting made by Company for whatever purposes. Carrier shall notify Company if Carrier discovers any errors in such billings, reports, or settlement documents.
Section 24.16    Right of First Refusal. Carrier may not enter into any agreement with any Person other than Company with respect to terminaling services at the Terminals during the Term of this Agreement or upon the termination of this Agreement without first disclosing to Company all of the material terms and conditions of such an agreement and allowing Company not less than 60 Days within which to enter into an agreement upon the same terms and conditions.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 24.17    Right of First Offer. Company may not enter into any agreement with any Person other than Carrier with respect to terminaling services in connection with refined petroleum product distribution from the Borger Products Facility or the Ponca City Refinery without allowing Carrier an opportunity to offer to provide such services.
Section 24.18    Effect of Company Restructuring. If Company decides to restructure its supply, refining or sales operations at the Borger Products Facility in such a way as could reasonably be expected to materially and adversely affect the economics of Company’s performance of its obligations under this Agreement, then the Parties will negotiate in good faith concerning a reduction in Company’s commitment or an exchange of the applicable Terminals (whichever is adversely affected) for other assets not so affected.
Section 24.19 Effect of Discontinuation of Publication. If Argus ceases to provide the information to be obtained therefrom pursuant to this Agreement, the Parties shall negotiate in good faith to agree upon a replacement publication or pricing mechanism.
[Signature page follows.]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, Carrier and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 CARRIER LLC
By:	Phillips 66 Partners Holdings LLC, Sole Member of Phillips 66 Carrier LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 COMPANY
By:	/s/ T.G. Taylor
T.G. Taylor
Executive Vice President, Commercial, Marketing, Transportation and Business Development

Signature Page/ Terminal Services Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit A
Commodities

•	Ultra Low Sulfur Diesel

•	Aviation Gasoline

•	Biodiesel

•	Jet Fuel

•	Slurry

•	Natural Gasoline

•	Reformate

•	Fuel Oil

•	Ethanol

•	Butane

•	Liquid Petroleum Gas

•	Non-Premium Gasoline

•	Non-Premium RBOB Gasoline

•	Premium Gasoline

•	Premium RBOB Gasoline

•	Transmix

Exhibit A/Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit B
Scheduled Charges

1.	Base Throughput Fee (Rack Rate): $**/Barrel (applied to total volume blended)

2.	Blending Fees:

Ethanol Blending:	$**/Barrel (applied to volume of neat ethanol blended)

Biodiesel Blending:	$**/Barrel (applied to volume of neat biodiesel blended)

Other Additive Blending:	$**/Barrel (applied to total volume blended)

Red Dye Injection:	$**/Barrel (applied to total dyed volume)

3.	Jet Fuel Handling: $**/Barrel (applied to total volume
blended)

4.	AvGas Handling at Kansas City: $**/Barrel (applied to total volume blended)

5.	Pumpover Fees:
East St. Louis Pumpover Fee:        $**/Barrel (applied to outbound
and inbound volume into connecting third party pipelines)

6.    Holdover Fee.                 $**/Barrel/Month

                            (or partial Month)

7.	Adjustment. Carrier may adjust all charges set forth in Paragraphs 1, 2, 3, 4, 5 and 6 above annually beginning January 1, 2015, in accordance with Section 4.03.

Exhibit B/Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit B/Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit C
Arbitration Procedure

Either Party may initiate dispute resolution procedures by sending a Notice to the other Party specifically stating the complaining Party’s Claim and by initiating binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators who shall be neutral, independent, and generally knowledgeable about the type of transaction which gave rise to the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, provided that the arbitrators shall include in their report/award a list of findings, with supporting evidentiary references, upon which they have relied in making their decision. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas.
Notwithstanding anything herein and regardless of any procedures or rules of the Center for Public Resources, it is expressly agreed that the following shall apply and control over any other provision in this Agreement:

(a)
All offers, conduct, views, opinions and statements made in the course of negotiation or mediation by any of the Parties, their employees, agents, experts, attorneys and representatives, and by any mediator, are confidential, made for compromise and settlement, protected from disclosure under Federal and State Rules of Evidence and Procedure, and inadmissible and not discoverable for any purpose, including impeachment, in litigation or legal proceedings between the Parties, and shall not be disclosed to any Person who is not an agent, employee, expert or representative of the Parties, provided that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of presentation or use in mediation.

(b)
Except to the extent that the Parties may agree upon selection of one or more arbitrators, the Center for Public Resources shall select arbitrators from a panel reviewed by the Parties. The Parties shall be entitled to exercise peremptory strikes against one-third of the panel and may challenge other candidates for lack of neutrality or lack of qualifications. Challenges shall be resolved in accordance with Center for Public Resource rules.

(c)
The Parties shall have at least twenty (20) Days following the close of hearing within which to submit a brief (not to exceed eighteen (18) pages in length) and ten (10) Days from date of receipt of the opponent’s brief within which to respond thereto.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(d)	The Parties expressly agree that the arbitrators shall not award punitive damages, consequential damages, or attorneys’ fees (except attorneys’ fees specifically authorized by the Agreement).

(e)	The fees and expenses of any mediator or arbitrator shall be shared equally by the Parties.

(f)	The Parties may, by written agreement (signed by both Parties), alter any time deadline or location(s) for meetings.
Time is of the essence for purposes of the provisions of this Exhibit.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT D

BUTANE SPECIFICATIONS

Refinery Grade Butane Limits
Property	Test Method	Limit
Olefins, max, lv%	ASTM D2163	10.0
Aromatics, max, lv%	ASTM D2163	2.0
Benzene, max, lv%	ASTM D2163	0.03
Sulfur, max, ppm	ASTM D6667 (D4468 or D3246 can be used if correlated back to D6667)	30
Bill of lading review	Not Applicable	must state “refinery”
Vapor Pressure at 100F, max, psig	ASTM D1267, D2598, or D6897	70
Pentane and heavier, max, vol%	ASTM D2163	Report
Corrosion, copper strip, max, rating	ASTM D1838	1
Hydrogen Sulfide	ASTM D2420	Pass
Free Water Content	Visual inspection	None

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT E
Butane Blending Service Fees
Carrier’s fee for performing the Butane blending service shall be calculated as follows:
The difference between the dollar value of the Monthly Gasoline Value and the dollar value of the Monthly Butane Value.
Definitions:

1.
Monthly Gasoline Value (MGV): the number of Barrels of Butane blended during the Month (BVB) at the Kansas City Terminal multiplied by the current per-barrel Monthly average ** posting value for subgrade gasoline.

2.	Monthly Butane Value: the BVB at the Kansas City Terminal multiplied by the sum of the following per-Barrel expenses:

a.	Butane Price (BP): Current per Barrel Monthly average ** posting value for Butane (non-blended).

b.	Transportation (T): **

c.	Company Procurement Fee (P): $** per Barrel.

d.	RIN Fee (RF): Per- Barrel fee associated with any RIN obligation created from blending Butane. RF is calculated as follows:
**
As a formula, the Butane Blending Service Fee above is expressed as:
**